EXHIBIT 99.1

8419 Terminal Road, P.O. Box 1430, Newington, VA 22122-1430
703.550.7000 Fax 703.550.0883
www.sensytech.com

NEWS RELEASE

For Immediate Release

David A. Smith Resigns as President/COO of Sensytech, Inc.

NEWINGTON, VA, October 22, 2003 / Business Wire / — Sensytech, Inc. (Nasdaq STST), today announced that David A. Smith, President and COO, has tendered his resignation, effective October 31, 2003, for personal reasons.

S. Kent Rockwell, Chairman and CEO of Sensytech, Inc., stated, “We are aware and mindful of Mr. Smith’s accomplishments and wish him the best in his future endeavors. The senior management team of Sensytech will assume Mr. Smith’s day-to-day responsibilities as we reorganize ourselves for our planned growth in fiscal year 2004, which began October 1st of this calendar year. We are confident that this change will not decrease our momentum or the contract opportunities we anticipate for the Company.”

Sensytech, Inc. designs, develops and manufactures electronic support measures (ESM), electronic intelligence (ELINT), and threat warning systems, active EW systems, airborne imaging systems, communications reconnaissance systems, shipboard support systems, and other special purpose communications equipment serving worldwide markets. Sensytech, through its predecessor companies, has been providing cutting edge technology applications and cost-effective systems solutions for three decades.

FOR MORE INFORMATION, CONTACT:
Betty Wells, Public Relations
betty.wells@sensytech.com
URL: www.sensytech.com

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